SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K




                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



Date of Report: July 1, 1997


                                   NELX, Inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)



     Kansas                        0-21210                    84-0922335
---------------                  -----------               ------------------
(State or other                  (Commission                (IRS Employer
jurisdiction of                  File Number)              Identification No.)
incorporation)



10200 W. 44th Ave. #400, Wheat Ridge, CO                          80033
----------------------------------------                         --------
(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code 303-422-9497

Not Applicable
--------------
(Former name or former address, if changed since last report.)

Item 1.  Changes in Control of Registrant
         --------------------------------

     The Company entered into a stock exchange agreement with the Shareholders of Lincoln Aztec Corp. ("LAC"), of Denver, Colorado, NELX, Inc. ("NELX") to acquire 100% of LAC for 33,500,000 shares of NELX common stock. After due diligence was completed, the Board voted to terminate further negotiations. Both parties agreed and signed a termination.


Item 2.  Acquisition or Disposition of Assets
         ------------------------------------

     Disposition of land 5 acres at 104th and York Street, Thornton, Colorado and 5 acres at 120th and Wadsworth, Broomfield, Colorado have been Quit-Claimed in lieu of foreclosure to the Lenders due to NELX's defaults on notes. This removes $400,000 in liability from NELX's books and reduces assets by $800,000.

Item 3.  Bankruptcy or Receivership
         --------------------------

     None.

Item 4.  Changes in Registrants Certifying Accountant
         --------------------------------------------

     None.

Item 5.  Other Events
         -------------

     Shares were issued to Board of Directors for past services for which they were not paid in the following amounts:

                         500,000 shares to each Director

                             Grant I. Gaeth and Reed L. Clayson

                        1,000,000 shares to the President

                             Wesley F. Whiting

Item 6.  Resignation of Directors
         ------------------------

     None.

Item 7.  Financial Statements Pro Forma Financial & Exhibits
         ---------------------------------------------------

     Financials - None at this time.

Exhibits

     None.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 1, 1997                      NELX, Inc.


                                        By: /s/  WESLEY F. WHITING
                                            ------------------------------------
                                            Wesley F. Whiting, President